                                                       EX-99.B(e)amnddist

                         SECOND AMENDMENT OF
                        DISTRIBUTION CONTRACT

    This amendment ("Second Amendment") to the Distribution Contract, dated April 4, 1997 ("Distribution Contract"), by and between United
Investors Life Insurance Company ("UILIC") and Target/United Funds, Inc.
f/k/a TMK/United Funds, Inc. (the "Fund")(a copy of which is attached hereto as Exhibit "A"), as amended by the Agreement Amending Distribution
Contract ("First Amendment"), dated March 3, 1998 (a copy of which is attached hereto as Exhibit "B") is made effective as of the 31st day of
December, 1998, except as otherwise provided herein.

    1.   The parties hereby agree as follows:

           a. To rescind the provision for termination of the
    Distribution Contract contained in the First Amendment and extend the
    Distribution Contract for the term provided in Section 8 thereof.

           b. The second full paragraph of the Distribution Contract
    shall be amended, retroactively to April 18, 1997, by deleting the word "two" in the first sentence and replacing it with the word
    "three" and by inserting ", United Investors Universal Life Variable
    Account" after the phrase "United Investors Life Variable Account" in the first sentence.

           c. Section 1 of the Distribution Contract shall be amended, retroactively to April 18, 1997, by deleting the word "two" and replacing it with the word "three" in the third line.

    2.   In all other respects, the Distribution Contract is unchanged, and the parties ratify and confirm the Distribution Contract, as amended by this Second Amendment.

    IN WITNESS WHEREOF, the parties have executed this Second
Amendment by their duly authorized representatives to become effective as provided herein.

                        UNITED INVESTORS LIFE INSURANCE COMPANY

                        By:  /s/ Anthony L. McWhorter
                        ------------------------------
                        Its:  President

                        TARGET/UNITED FUNDS, INC.

                        By:  /s/ Robert L. Hechler
                        ------------------------------
                        Its:  President